UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2016

Flushing Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33013	11-3209278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, New York		11556
(Address of principal executive offices)		(Zip Code)

(718) 961-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2016, Flushing Financial Corporation (the “Company”), and the Company’s wholly-owned subsidiary, Flushing Bank, entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the underwriters named in the Underwriting Agreement, to issue and sell to the public $75 million aggregate principal amount of its 5.25% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated expenses, will be approximately $73.4 million. The Offering was completed on December 12, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The description of the material terms of the Underwriting Agreement and the transaction contemplated thereby is qualified in its entirety by reference to such exhibit.

The Notes were offered pursuant to a prospectus supplement, dated December 7, 2016, to the prospectus dated April 25, 2014 that forms part of the Company’s effective registration statement on Form S-3 (File No. 333-195182) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Notes were issued pursuant to the Subordinated Indenture, dated as of December 12, 2016 (the “Subordinated Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the Notes, dated as of December 12, 2016, between the Company and the Trustee (the “First Supplemental Indenture”). The Indenture, as amended and supplemented by the First Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company. The Notes will mature on December 15, 2026. From and including the date of issuance, but excluding December 15, 2021, the Notes will bear interest at an initial fixed rate of 5.25% per annum, payable semi-annually. From and including December 15, 2021 and thereafter, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR as calculated on each applicable date of determination, plus 3.44%, payable quarterly. If the then-current three-month LIBOR is less than zero, three-month LIBOR will be deemed to be zero.

The Notes are unsecured subordinated obligations of the Company. There is no sinking fund for the Notes. The Notes are subordinated in right of payment to the payment of the Company’s existing and future senior indebtedness, including all of its general creditors, and they are structurally subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries. The Company may, beginning with the interest payment date of December 15, 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

The foregoing descriptions are qualified in their entirety by reference to the Subordinated Indenture, the First Supplemental Indenture and the Notes, the form of which is attached as Exhibit A to the First Supplemental Indenture. Copies of the Subordinated Indenture and the First Supplemental Indenture, including the form of Notes attached as Exhibit A to the First Supplemental Indenture, are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the fourth and fifth paragraphs of Item 1.01 above and the full text of the Subordinated Indenture and the First Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 7, 2016, by and between the Company, Flushing Bank and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Subordinated Indenture, dated as of December 12, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of December 12, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the Notes attached as Exhibit A thereto.

5.1	Opinion of Holland & Knight LLP regarding the legality of the Notes.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing Financial Corporation

By:	/s/ Susan K. Cullen
Susan K. Cullen
Title:	Senior Executive Vice President and Chief Financial Officer

Dated: December 12, 2016

EXHIBIT LIST

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 7, 2016, by and between the Company, Flushing Bank and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Subordinated Indenture, dated as of December 12, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of December 12, 2016, by and between the Company and Wilmington Trust, National Association, as Trustee, including the form of the Notes attached as Exhibit A thereto.

5.1	Opinion of Holland & Knight LLP regarding the legality of the Notes.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1 filed herewith).